UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 12, 2009
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On February 12, 2009, Sensient’s Nominating and Corporate Governance Committee decided that Robert Edmonds, the Company’s current President and Chief Operating Officer, will not be nominated for re-election to Sensient’s Board of Directors at the Annual Meeting of Shareholders on April 23, 2009. Mr. Edmonds is expected to leave the Company in the near future to pursue other opportunities, and will not be re-elected by the Board as an executive officer at its annual meeting in April. Sensient expects to elect a new Chief Operating Officer and to amend the Bylaws to reduce the number of Board positions from 9 to 8 at the Board’s meeting on April 23, 2009, prior to the Annual Meeting of Shareholders. In the meantime Mr. Edmonds’ duties as Chief Operating Officer have been assumed by Kenneth P. Manning, the Company’s Chairman and Chief Executive Officer, who also had the duties of the Chief Operating Officer of the Company for more than 15 years.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General
Counsel and Secretary
Date:	February 12, 2009